                                                                 EXHIBIT 10.1(g)

                             LEASING AGREEMENT (B+L)
                                   NO. 559 02

Lessor (LG):          DEGECENSUS Grundstucksverwaltungsgesellschaft mbH
                      Immobilien-Vermietungs KG
                      [DEGECENSUS Property Management Company GmbH
                      Real Estate Leasing Limited Partnership]
                      Hauptstrasse 131-137
                      65760 Eschborn

Lessee (LN):          Schabmuller GmbH
                      Industriestrasse 8
                      92334 Berching/Sollngriesbach

Leased property:      Production, storage and administration building

Location:             Industriestrasse 8, 92334 Berching/Sollngriesbach

                      Municipal Court: Neumarkt in der Oberpfalz
                      Land register of: Sollngriesbach
                      Volume: 11 Page: 405

                      Parcel no.:     204          Size:       440  m(2)
                      Parcel no.:     275/37       Size:       550  m(2)
                      Parcel no.:     275/34       Size:     1,488  m(2)
                      Parcel no.:     275/41       Size:     7,598  m(2)
                      Parcel no.:     203          Size:     4,245  m(2)
                      Parcel no.:     275/39       Size:     9,025  m(2)
                      Parcel no.:     275/42       Size:        26  m(2)
                      Parcel no.:     275/35       Size:    13,101  m(2)

                      The machines and operating equipment, as defined by
                      Section 68 BewG [Valuation Law], located on the property are not the subject matter of this Leasing Agreement.

SPECIFICS OF THE AGREEMENT

1.   Total Investment Costs (GIK)                            Computational depreciation in % p.a.
     ----------------------------
     Land                              DM 1,326,000.00
     Buildings                         DM 5,712,000.00        2.778
                                       ---------------

     Total                             DM 7,038,000.00
                                       ---------------

     Residual value at the end of the
     term of lease:                    DM 3,546,825.60       50.395% of the GIK

2.   TERM OF LEASE

     Term of lease:                    22 years

3.   DATE, PRELIMINARY

     Occupancy date:                   November 30, 1996
     Commencement of tenancy:          December 1, 1996

4.   PROCESSING FEE

     - not applicable -

5.   CONTRIBUTION TO ADMINISTRATIVE COSTS

     0.188% p.a. of the total investment costs

6.   RENTS

     The total annual payments comprise:

     DM 511,250.70 (7.264% of the GIK).

     The total annual payments are computed by the Lessor on the basis of an assumed financing interest rate of 5.69% p.a. with a five-year fixing period at 100% disbursement. They consist of rents that include expenses and the contribution to administrative costs.

     By no later than the commencement of tenancy, the Lessor will determine the amount and composition of the total payments and the first rent conversion date in accordance with Section 14 Item 1.2 of the General Terms of Lease and will notify the Lessee thereof.

     The Lessee can then demand from the Lessor a determination of the financing conditions by no later than the occupancy date of the leased property, provided the Lessor has not yet utilized any funds available for financing. The Lessor must be notified in writing of the Lessee's request.

     The total payments for the period up to the first rent conversion will then be based on the financing terms obtained by the Lessor.

7.   SPECIAL LOANS

     The total annual payments according to item 6 do not reflect:

     Costs of reestablishment and/or reconstruction to be paid by the Lessor in the event of accidental, full or partial loss or full or partial destruction of the leased property,

     as well as

     possible reductions in the total payments of the Lessee in the aforementioned cases and in the event that the Lessee is unable to utilize the leased property for an extended period of time for reasons for which it cannot be held responsible.

     The costs to be borne by the Lessor in this regard and/or the reduced amounts will be made available, when payable, to the Lessor by the Lessee in the form of a special loan. The special loan will yield 7.0% annual interest and will be due for repayment, including interest, following termination of the Leasing Agreement.

8.   LEASE APPLICATION

     The Lessee offers the Lessor the conclusion of this Leasing Agreement under the conditions mentioned above and listed below. The Lessee will remain bound to its offer for a period of six weeks. This period begins upon receipt of all records required to review the application.

9.   PARTS OF THE AGREEMENT

     This Leasing Agreement comprises the General Terms of Lease and the appended Supplementary Agreements.

     As soon as the final Leasing Agreement data have been set, the Leasing Agreement will be amended and/or supplemented accordingly by the Lessor.


Eschborn, dated November 15, 1996          Berching/Sollngriesbach, dated

DEGECENSUS                                 Schabmuller GmbH
Grundstucksverwaltungsgesellschaft mbH                 SCHABMULLER GMBH
Immobilien-Vermietungs KG                              Electromotoren
                                                     Industriestrasse 8
                                               92334 Berching/Sollngriesbach
                                           Telephone 08462-2040 - Fax 08462-1841

[signature]                                [signature]
--------------------------------------     -------------------------------------
- Lessor -                                 - Lessee -

                             GENERAL TERMS OF LEASE

Section 1   LEASED PROPERTY

1. The Lessor leases to the Lessee the leased property described in the Leasing Agreement.

2. The Lessee will use the leased property exclusively for commercial purposes and exclusively for [generating] sales subject to sales tax and, furthermore, will only use it for the purpose agree to with the Lessor and in accordance with official regulations.

Section 2   PERFORMANCE OF THE AGREEMENT

1. The Lessee is aware that for performance of this Leasing Agreement, the developed property must first be acquired.

            The Lessee acknowledges the contracts to be concluded by the Lessor for this purpose. In doing so, the Lessee accepts all payment obligations resulting from these contracts and the enforcement thereof, which shall be charged against the total investment costs in accordance with Section 11 and/or the ancillary leasing costs in accordance with Section 15 and must be fulfilled.

2. The outcome of any legal disputes that become necessary in connection with the performance of the Leasing Agreement, whether by court ruling, settlement or other means, shall be binding on the Lessor and the Lessee.

Section 3   OCCUPANCY

1. The Lessee is obligated to take possession of the leased property as soon as the Lessor has acquired the leased property in accordance with the provisions of the property purchase agreement. The Lessee shall take possession of the leased property in as-is condition. The Lessor assumes no liability for the leased property being vacated in a timely manner.

2. The Lessee is already the renter of the leased property, and shall assume all resulting risks, hazards and costs until the date of occupancy. In this regard, it indemnifies the Lessor against damage to the leased property.

3. The Lessee will have performed, at its expense, any construction it requires following occupancy of the leased property, and will supervise completion and invoicing.

Section 4   MAINTENANCE AND OPERATION

1. The Lessee will use the leased property with the care of a prudent businessman, and will maintain at its own expense. It guarantees the Lessor that the leased property will not be depreciated, as a result of use, beyond the [rates of] depreciation included in the rents.

            After having given unsuccessful warning, the Lessor is entitled to have repairs completed at the expense of the Lessor.

2. The duty to make the premises safe for persons or vehicles is incumbent upon the Lessee; the Lessee indemnifies the Lessor against third-party claims in this regard.

3. Within the scope of its use, the Lessee is responsible to the Lessor for fulfillment of all current and future legal and official regulations/requirements applicable to the leased property and the business operations practiced therein.

Section 5   INSTALLATIONS AND CONVERSIONS

1. The Lessor is entitled to complete installations/conversions, provided they do not adverse affect the value and usability of the leased property.

            The Lessee is entitled to install operating equipment, as defined by
            Section 68 BewG, provided it is able to demonstrate that such equipment is only being installed for temporary use.

2. Major constructional changes require the prior written approval of the Lessor. This approval cannot be denied, provided the intrinsic value and the usability of the leased property are not adversely affected and official requirements are fulfilled.

3. The Lessee is entitled to remove installations/conversions, provided it reestablishes the original condition at its expense.

            Upon termination of the Leasing Agreement, the Lessee can demand that the Lessor remove the installations/conversions and reestablish the original, contractually stipulated condition at the expense of the Lessee.

Section 6   SUBLETTING

1. Subletting of the leased property by the Lessee is only permitted with the written approval of the Lessor. This approval may only be denied for good cause.

2. The Lessee will notify the Lessor of subleases, and hereby assigns its current and future claims derived for the sublease to the Lessor. The Lessor hereby accepts the assignment and is entitled to disclose the assignment.

Section 7   GUARANTY

1. The Lessor hereby authorizes the Lessee to assert, on its own behalf and at its expense, the guaranty claims to which the Lessor is entitled under the property purchase agreement it has concluded. Claims for payment and substitute delivery shall be asserted for performance to the Lessor. The Lessor will credit any payments it receives to rents for the remaining term of lease or will make such payment available to the Lessee for the purpose of establishing the condition of the leased property stipulated by contract. The Lessor does not assume any further guaranties.

2. The Lessee is obligated to assert the guaranty claims within the agreed or legal time periods. It will notify the Lessor in writing, within ten days, of any defects discovered during the guaranty period.

3. If the participation of the Lessor is required to assert claims, it will be bill its expenses to the Lessee.

Section 8   LIABILITY

1. The Lessor is liable for the risks of damage to the leased property as a result of fire, tap water and storms, as well as the risk of accidental, full or partial loss of the leased property.

2. In the event of full or partial destruction or full or partial accidental loss of the leased property, the Lessor is obligated to reconstruct and/or reestablish [the leased property] at its expense. If the Lessee is responsible for the destruction, it is obligated to reconstruct and/or reestablish [the leased property] at its expense.

Section 9   INSURANCE POLICIES

1. The Lessee will make the Lessor aware of the requirements of adequate insurance coverage, and will inform the Lessor of changes in the risks requiring insurance coverage.

2. For the period following occupancy of the leased property, the Lessor will take out a fire insurance policy within the scope of its EC coverage at the indexed new value. It will also obtain comparable insurance coverage against storm and tap water damage. In addition, it will take out a property liability insurance policy and, if applicable, a water damage liability insurance policy.

            The Lessee undertakes to observe and comply with the terms and safety requirements and regulations on which the insurance policies are based, as well as any guidelines stipulated by the insurance carriers. The Lessee shall request that the Lessor provide it with any of these provisions with which it is not familiar. Violations can result in the cancellation of insurance benefits by the insurance carrier, and the Lessee shall be responsible for any losses incurred as a result.

            The Lessee, in coordination with the Lessor, is entitled to take out the insurance policies to be concluded by the Lessor under the terms of the Leasing Agreement, provided the premiums are more favorable than for policies concluded by the Lessor and the scope of coverage, terms, and policy numbers and deductibles remain unchanged.

3. Following occupancy of the leased property, the Lessee will obtain, at its expense, adequate manufacturers' liability, use and occupancy and inventory insurance coverage, as well as environmental liability insurance coverage. The Lessor can demand evidence of such coverage.

4. Notwithstanding the provisions in Section 8 Item 2, the Lessee will promptly report to the Lessor any damage occurring in the leased property, and will file the necessary claims at its own expense and in coordination with the Lessor. In individual cases, the Lessor is entitled to file the necessary claims at the expense of the Lessee.

Section 10  TERM OF LEASE

1. The term of lease commences on the first day of the month following occupancy of the leased property.

2. Upon termination of the term of lease, the Lessee shall return the leased property to the Lessor in the contractually stipulated condition.

Section 11  RENT ASSESSMENT BASIS

1. The assessment basis for rents comprises the total investment costs for the developed property, which consist of the purchase price of the developed property without operating equipment, as well as the ancillary costs of acquisition and financing, if applicable, even when such costs are incurred after the commencement of tenancy.

            The total investment costs also include the Lessor's contribution to administrative costs, according to Item 5 of the Leasing Agreement, for the period between conclusion of the Leasing Agreement and commencement of tenancy, as well as any decontamination costs for the entire leased property and the certification costs incurred in connection with this Agreement.

2. In the event that the investment funds made available do not cover the final total investment costs and/or the total investment costs increase during the term of the Leasing Agreement, the Lessee is obligated to provide the Lessor with funds for lost supplementary tenant payments in the amount of the shortfall. Following the consumption of the investment funds made available by the Lessor, these supplementary tenant payments shall be paid on request.

3. At the request of the Lessee, the Lessor can apply for an increase in the investment funds made available. The rents to be stipulated for the amount of the increase will then be based on the money and capital market conditions in place at the time in question.

4. Once all invoices are available, the Lessor will determine the final total investment costs and notify the Lessee thereof; these costs will then serve as the basis of this Leasing Agreement.

Section 12  DISBURSEMENT CONDITIONS

1. The Lessee is aware that the Lessor may only dispose of the funds that are made available when:

            1.1 the clear transfer of title to the property to the Lessor is secure

            1.2 the priority-based lien on the property to the benefit of the Lessor's bank has been secured and verified under the agreed conditions

            1.3 the building permit, confirmation of waiver of the permits of acceptance for ready use for portions of the building constructed after 1982 issued by the district administrator's office in Neumarkt in der Oberpfalz, and the insurance and inventory records for the leased property are available.

2. All previously required payments will be rendered by the Lessee. The Lessor will provide reimbursement for out-of-pocket expenses associated with the total investment costs once the disbursement requirements have been met.

Section 13  CONTRIBUTION TO ADMINISTRATIVE COSTS

            The contribution to administrative costs for the period between conclusion of the Leasing Agreement and commencement of tenancy becomes part of the total investment costs.

Section 14  ADJUSTMENT OF RENTS

            The Lessor is entitled and obligated to adjust the rents:

            1. if the depreciable portion of the total investment costs changes as a result of a notice of tax assessment and/or the depreciation for wear and tear (AfA) permissible under tax law is reduced to a level below the depreciation on which computation of the rent is based, in accordance with Item 1 of the Leasing Agreement. In these cases, a retroactive adjustment is also permissible.

            2. at the time of rent conversion, under consideration of the money/capital market conditions in place at the time in question; the new rent conversion date will also be determined by the Lessor at this time.

Section 15  ANCILLARY LEASING COSTS

1.          The Lessee will reimburse the Lessor for ancillary costs incurred.

2.          The ancillary costs include, in particular:

            2.1 the costs of insurance policies taken out by the Lessor in accordance with Section 9 Item 2

            2.2 the costs, if applicable, of regular maintenance, inspection and repair of the technical equipment

            2.3 all property-related taxes, levies, contributions, and fees, even in the event that they are newly introduced during the term of lease

            2.4 the prorated portion of property tax resulting from the leased property, including taxes on earnings on this property tax

            2.5 any trade tax incurred when long-term debt, interest on long-term debt, and long-term charges are added to the Lessor's basis for assessment of trade tax, and/or if reductions in the trade tax cannot be effected

            2.6 the costs incurred by the Lessor (e.g., property inspection, contributions to the chamber of commerce and industry, necessary amendments to the bylaws, possible partnership interest transfers, etc.)

2.7 the costs incurred by the Lessor for annual audits will be paid by the Lessor in the first year in the form of a lump-sum payment in the amount of DM 850.00. The lump-sum payment will increase each year by 3% over the amount from the previous year.

Section 16  PAYMENT MODALITIES

1. One-quarter of each [annual] rent is payable in advance on the first day of each quarter, the first payment being payable in accordance with Section 10 Item 1.

2. The ancillary leasing costs are payable within ten days of the invoice date.

3. The Lessee hereby authorizes the Lessor to collect all payments arising from this Leasing Agreement, including the special loan in accordance with Item 7 of the Leasing Agreement, by direct debit from the bank account of the Lessee.

4. All payments listed in accordance with Items 5 and 6, as well as in accordance with Section 15 of the Leasing Agreement do not include turnover tax. Pursuant to Section 9 UStG [Turnover Tax Act], the Lessor will subject its rental revenues to turnover tax, and will provide separate invoices for turnover tax on rents and ancillary leasing costs. Special loans are currently exempt from turnover tax.

5. If the Lessee fails to comply with the stipulated payment dates and/or payment obligations, it shall pay late payment fees in the amount of 5.0 percentage points above the discount rate issued by the Deutsche Bundesbank [German Central Bank] for payments in arrears. The parties to the Agreement reserve the right to furnish evidence of a higher or lower loss.

Section 17  SETOFF/REDUCTION

1. All payments under this Leasing Agreement are payable without regard to the condition and usability of the leased property. This does not apply, assuming that the Lessor is given advance notice by the Lessee in a timely manner,

            1.1 in the event of the accidental, full or partial loss of the leased property

            1.2 in the event of the full or partial destruction of the leased property, as well as in the event of the leased property becoming unusable for an extended period of time, provided this circumstance is not attributable to the Lessee.

2. The Lessee is not entitled to offset claims with counter-claims, unless the claims in question are undisputed claims or claims recognized by declaratory judgment.

Section 18  TERMINATION

1. The Leasing Agreement cannot be terminated during the term of lease, unless otherwise stipulated below. Both parties to the Agreement are entitled to termination for good cause.

2. The Lessor is, in particular, entitled to termination without notice if:

            2.1 The Lessee discontinues its payments or a petition in bankruptcy is filed for its assets, or a petition is filed to institute other judicial or extrajudicial proceedings to regulate debt

            2.2 the Lessee's liability base is adversely affected by a change in its legal for or its ownership

            2.3 the economic circumstances of the Lessee have changed to such an extent as to jeopardize regular payment of stipulated payments

            2.4 the Lessee is in arrears for a period of more than 14 days with payments amounting to more than 1/4 of the total annual payment, in spite of having received written warning from the Lessor

            2.5 the Lessee fails to fulfill other contractual obligations within 14 days, in spite of having received written warning from the Lessor.

3. In the event of termination for which the Lessee can be held liable, the Lessee shall compensate the Lessor for any losses it incurs as a result of premature termination of the Leasing Agreement, particularly loss of rent. The advantages created as a result of this premature termination, especially those due to alternative use of the leased property and premature redemption of the financing, will be credited against the loss, as will the special loans provided to the Lessor by the Lessee. In the event of alternative use or sale of the leased property, the proceeds will also be credited, provided they exceed the calculated residual value upon expiration of the term of lease plus the portion of the special loan repaid by the date of termination.

Section 19  WITHDRAWAL

1. Both parties to the Agreement can withdraw from this Leasing Agreement if, for reasons for which the Lessee is responsible, acquisition of the developed property within one year of conclusion of the Leasing Agreement is not possible.

2. In the event of withdrawal in accordance with Item 1, the Lessee will reimburse the Lessor for all total investment costs incurred and yet to be incurred, as well as all other costs and expenditures already incurred and resulting from the withdrawal. To cover its costs, the Lessor will assess a lump-sum fee of 2.0% (plus turnover tax) of the total investment costs indicated under Item 1 of the Leasing Agreement; the Lessee reserves the right to furnish evidence of lower costs incurred. Instead of assessing a lump-sum fee, the Lessor is also entitled to bill the Lessee for the specific costs and expenditures it has incurred as a result of the Agreement.

Section 20  ASSIGNMENT, TRANSFER, INFORMATION

1. The Lessor can assign to a bank all rights and claims arising from this Leasing Agreement, as well as the rights and claims arising from the insurance policies it has concluded. Furthermore, the Lessor is entitled to transfer all of its rights and obligations arising from this Leasing Agreement, with the effect of settling debts, to companies affiliated with one of the Lessor's group companies. In this case, the Lessee is obligated to continue this Leasing Agreement, together with all rights and obligations [associated with it], with the new lessor.

2. The Lessee can only assign the claim for repayment of the special loans to which it is entitled with the written approval of the Lessor.

3. The Lessee will provide the Lessor with information concerning its legal, earnings and financial circumstances, and will also provide the Lessor, within the six months following the preceding fiscal year, two copies of its annual financial statements, audit reports and, if applicable, company reports. The Lessor can demand that annual financial statements be provided that have been prepared by a tax accountant or certified by a certified public accountant. During the term of lease, the Lessee will inform the Lessor, promptly and without having been requested to do so, of all significant legal and economic changes within its company.

4. The Lessor undertakes to treat as confidential all records and information provided. The Lessor will receive all records at no charge.

Section 21  ACCESS

            The Lessee or its authorized agent is permitted access to the leased property at appropriate times and by prior arrangement.

Section 22  MISCELLANEOUS

1. The Lessee is responsible for all costs incurred upon conclusion, amendment and execution of the Leasing Agreement.

2. Subsidiary agreements to this Leasing Agreement must be made in writing. They will be incorporated as parts of this Leasing Agreement.

Section 23  VALIDITY CLAUSE

            Should one or more provisions of this Leasing Agreement be or become invalid, this shall not affect the validity of its remaining portions. The parties concluding the Agreement are obligated to supplement the Agreement analogously.

                          SUPPLEMENTARY AGREEMENT NO. 1
                       TO THE LEASING AGREEMENT NO. 559 02

between

        DEGECENSUS Grundstucksverwaltungsgesellschaft mbH
        Immobilien-Vermietungs KG
        Hauptstrasse 131-137
        65760 Eschborn

        - hereinafter referred to as the Lessor -

and

        Schabmuller GmbH
        Industriestrasse 8
        92334 Berching/Sollngriesbach

        - hereinafter referred to as the Lessee -

Lessor and Lessee concluded Leasing Agreement No. 559 02 for a production, storage and administrative building in 92334 Berching/Sollngriesbach with investment costs in the amount of DM 7,038,000.00 on November 15, 1996.

This Supplementary Agreement No. 1 becomes part of the aforementioned Leasing Agreement upon being signed in a legally binding fashion.

In amendment and/or supplementation of the Leasing Agreement, the following is agreed by the Lessor and the Lessee:

1.   The jointly established total investment costs (GIK) in accordance with
     Item 1 of the Leasing Agreement, as specified in the property statement of April 23/May 21/May 28, 1997, amount to DM 7,130,654.40, and are comprised of the following:

                                                Computational depreciation
     Land                 DM 1,345,113.38
     Buildings            DM 5,785,541.02       2.778 % p.a.
                          ---------------
     Total                DM 7,130,654.40
                          ---------------

     The computed residual value at the end of the term of lease comprises DM 3,595,043.60 (50.417% of the GIK).

2.   The tenancy shall commence on December 1, 1996.

3. In accordance with Item 6 of the Leasing Agreement and under consideration of the contribution to administrative costs specified under Item 5, the total annual payments as of December 1, 1996 comprise (in DM, not including turnover tax)*:

                        Year         Total annual payments
                         12/1996     DM          12,956.01
                            1997     DM         511,619.79
                            1998     DM         511,816.16
                            1999     DM         511,816.16
                            2000     DM         511,816.16
                            2001     DM         511,816.16
                            2002     DM         511,816.16
                            2003     DM         511,816.16
                            2004     DM         511,816.16
                            2005     DM         511,816.16
                            2006     DM         511,816.16
                            2007     DM         511,816.16
                            2008     DM         511,816.16
                            2009     DM         511,816.16
                            2010     DM         511,816.16
                            2011     DM         511,816.16
                            2012     DM         511,816.16
                            2013     DM         511,816.16
                            2014     DM         511,816.16
                            2015     DM         511,816.16
                            2016     DM         511,816.16
                            2017     DM         511,816.16
                      01-11/2018     DM         469,057.70

     * Differences of up to DM 0.01 are attributable to the rounding of figures

4. The total annual payments were computed on the basis of the financing interest of 5.59% p.a., which is stipulated as being fixed until November 30, 2001.

5. The next rent conversion will take place on November 30, 2001. The total annual payments due will be adjusted for the ensuing period.

6. All other provisions of Leasing Agreement No. 559 02 shall remain in effect, provided they are not revoked, amended or supplemented by this Supplementary Agreement No. 1.

Eschborn, dated September 17, 1997               Berching/Sollingriesbach, dated
                                                 September 10, 1997

DEGECENSUS
Grundstucksverwaltungsgesellschaft mbH     Schabmuller GmbH
Immobilien-Vermietungs KG                            SCHABMULLER GMBH
                                                      Electromotoren
                                                    Industriestrasse 8
                                               92334 Berching/Sollngriesbach
                                           Telephone 08462-2040 - Fax 08462-1841

[signature]                                [signature]
--------------------------------------     -------------------------------------
(Signatures)                               (Signatures)
- Lessor -                                 - Lessee -

                                  CONFIRMATION

     DEGECENSUS Grundstucksverwaltungsgesellschaft mbH
     Hauptstrasse 131-137
     65760 Eschborn

     - hereinafter referred to as DEGECENSUS -

is the sole general partner

and

     DEGESUR Grundstucksverwaltungsgesellschaft mbH
     Hauptstrasse 13-137 [sic]
     65760 Eschborn

     - hereinafter referred to as DEGESUR -

is the sole limited partner in

     DEGECENSUS Grundstucksverwaltungsgesellschaft mbH
     Immobilien-Vermietungs KG
     Hauptstrasse 131-137
     65760 Eschborn

     - hereinafter referred to as the Lessor -.

The Lessor intends to conclude Leasing Agreement No. 559 02 for a production, storage and administrative building in 92334 Berching/Sollngriesbach with

     Schabmuller GmbH
     Industriestrasse 8
     92334 Berching/Sollngriesbach

     - hereinafter referred to as the Lessee -.

In addition, the Lessee shall be granted an option to acquire the partnership interest in the Lessor.

This said, both DEGECENSUS and DEGESUR, in their capacity as sole general partner and sole limited partner, for the event that the aforementioned Leasing Agreement and the aforementioned option are brought about in a legally binding manner, declare the following:

DEGECENSUS Grundstucksverwaltungsgesellschaft mbH & Co. Immobilien-Vermietungs KG will not sell the leased property prior to the termination of Leasing Agreement No. 559 02 with Schabmuller GmbH without the approval of the Lessee.

In our capacity as partners in DEGECENSUS Grundstucksverwaltungsgesellschaft mbH Immobilien-Vermietungs KG, we undertake to ensure the fulfillment of this obligation.

Eschborn, dated October 25, 1996          Eschborn, dated October 25, 1996

DEGECENSUS                                DEGESUR
Grundstucksverwaltungsgesellschaft mbH    Grundstucksverwaltungsgesellschaft mbH

[signature]                               [signature]
--------------------------------------    --------------------------------------

                    OFFER TO ACQUIRE THE PARTNERSHIP INTEREST

1.      PREAMBLE

1.1     DEGECENSUS Grundstucksverwaltungsgesellschaft mbH

        - hereinafter referred to as DEGECENSUS -

        is the general partner and

        DEGESUR Grundstucksverwaltungsgesellschaft mbH

        - hereinafter referred to as DEGESUR -

        is the limited partner in the company, registered in the commercial register of the Frankfurt am Main District Court,

        DEGECENSUS Grundstucksverwaltungsgesellschaft mbH Immobilien-Vermietungs KG Hauptstrasse 131-137
        65760 Eschborn

        - hereinafter referred to as the Lessor -,

        with its head office in Eschborn.

1.2 The Lessor has concluded Leasing Agreement No. 559 02, dated November 15, 1996, for a production, storage and administrative building in 92334 Berching/Sollngriesbach, for a term of 22 years, with

        Schabmuller GmbH
        Industriestrasse 8
        92334 Berching/Sollngriesbach.

1.3     The Lessor has concluded loan agreements for financing purposes.

2.      OFFER

        This said, DEGECENSUS and DEGESUR submit the following offer:

2.1 DEGECENSUS undertakes to transfer, in full or in part, the partnership interest it holds as the general partner in the Lessor, with effect and with the right to participate in profits on the date of acceptance of the offer, to the Lessee or to a third party to be designated by the Lessee at the time of termination of this Leasing Agreement.

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                                      - 2 -

2.2 DEGESUR undertakes to transfer, in full or in part, the partnership interest it holds as the limited partner in the Lessor, with effect and with the right to participate in profits on the date of acceptance of the offer, to the Lessee or to a third party to be designated by the Lessee at the time of termination of this Leasing Agreement.

2.3     The offer can only be accepted upon expiration

2.3.1   of a term of lease of 22 years or

2.3.2   of a term of lease of 10 years or

2.3.3   of a term of lease of 15 years or

2.3.4   of a term of lease of 20 years

        from the date of commencement of the above-mentioned Leasing Agreement.

2.4     The offer can only be accepted unanimously once

2.4.1 all obligations of the Lessee under the Leasing Agreement specified under Item 1.2 have been completely fulfilled prior to acceptance of the offer

        and

2.4.2 DEGECENSUS, DEGESUR and all other companies of the VR-LEASING Group have been indemnified against joint liability for the obligations of the Lessor vis-a-vis its creditors at the of acquisition of the partnership interest, as well as against all third-party claims of an economic, fiscal and other nature.

2.5 The purchase price for the partnership interest is comprised of the capital, the reserves, the profit carried forward, and the prorated net income for the year.

        If the offer to acquire the partnership interest is accepted prior to expiration of the term of lease in accordance with Item 2.3.1, the purchase price shall increase, for each remaining lease year, by the contribution to administrative costs specified under Item 5 of the Leasing Agreement, as well as by any applicable damages (e.g., early payment penalties, fees) claimed by the refinancing bank against the Lessor.

2.6 DEGECENSUS and DEGESUR shall each be informed of the acceptance of this offer by registered mail by no later than 12 months prior to expiration of the dates specified under Item 2.3. If this twelve-month deadline is missed, this offer can no longer be accepted, and refusal to accept the offer for any reason will require no further explanation.

2.7 DEGECENSUS and DEGESUR are entitled to withdraw this offer immediately if the Lessor has prematurely terminated the Leasing Agreement for good cause. This [notice of] withdrawal will then be issued to the Lessee by registered mail and will take effect upon receipt.

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                                      - 3 -

2.8 The terms of this offer shall affect the respective legal successor both positively and negatively.

2.9 The Lessee is responsible for all current and future costs, fees and taxes associated with this offer.

2.10 The invalidity of one or more terms of this offer, if applicable, shall not affect the validity of the remaining terms. Instead, they shall be executed analogously. Any invalid portion of this offer shall then be replaced with a provision that most closely approximates the purpose of the invalid portion.

Eschborn, dated September 17, 1997

[signature]
-------------------------------------------------

DEGECENSUS Grundstucksverwaltungsgesellschaft mbH

Eschborn, dated September 17, 1997

[signature]
-------------------------------------------------
DEGESUR Grundstucksverwaltungsgesellschaft mbH

Berching/Sollngriesbach, dated September 10, 1997

[signature]
--------------------------------------------------
            SCHABMULLER GMBH
             Electromotoren
           Industriestrasse 8
      92334 Berching/Sollngriesbach
  Telephone 08462-2040 - Fax 08462-1841

Schabmuller GmbH